Exhibit 1.1

Up to 8,305,556 Shares

EASTERN INSURANCE HOLDINGS, INC.

(a Pennsylvania corporation)

Common Stock

(no par value per share)

AGENCY AGREEMENT

___________, 2005

KEEFE, BRUYETTE & WOODS

Ladies and Gentlemen:

Eastern Insurance Holdings, Inc., a Pennsylvania corporation (the “Company”), and Educators Mutual Life Insurance Company, a Pennsylvania mutual insurance company (“Educators”) and Eastern Holding Company, Ltd. (“EHC”), hereby confirm their agreement with Keefe, Bruyette & Woods (“KBW” or the “Agent”) with respect to the offer and sale by the Company of up to 8,305,556 shares of the Company’s Common Stock, no par value (the “Common Stock”). The shares of Common Stock to be sold by the Company are hereinafter called the “Securities.”

The Company is the proposed holding company for Educators. The Securities are being offered in connection with the conversion of Educators from mutual to stock form (the “Conversion”) and the simultaneous acquisition of the capital stock of Educators by the Company pursuant to a plan of conversion which has been adopted by the Board of Directors of Educators (the “Plan”).

The Securities to be issued in the Conversion will be offered by the Company at $10.00 per share (the “Purchase Price”) in a subscription offering (the “Subscription Offering”) pursuant to nontransferable subscription rights in the following order of priority: (i) eligible members under policies of insurance issued by Educators and in force as of the close of business on March 17, 2005 (“Eligible Members”), (ii) a tax-qualified employee stock ownership plan of the Company (the “ESOP”), and (iii) directors, officers and employees of Educators as of March 17, 2005 and as of the closing date of the Subscription Offering; (iv) directors, officers and employees of EHC (defined below) as of March 17, 2005 and as of the closing date of the Subscription Offering; and (v) shareholders of record of EHC as of the close of business on March 17, 2005. Subscription rights in any category will be subordinated to subscription rights in a prior category.

Concurrently, and subject to the prior rights of holders of subscription rights, any Securities not subscribed for in the Subscription Offering may be offered to members of the general public at the Purchase Price in a direct community offering (the “Community Offering,” and together with the Subscription Offering, as each may be extended, the “Subscription and Community Offering”) to be commenced concurrently with the Subscription Offering. Preference will be given in the Community Offering to (i) natural persons and trusts of natural persons who are permanent residents of Lancaster County, Pennsylvania, (ii) licensed insurance agencies and/or brokers that have been appointed by or otherwise are under contract with Educators or any of the EHC Companies (defined below) to market and distribute policies of insurance (iii) named insureds under policies of insurance issued by Educators after March 17, 2005.

It is currently anticipated by the Company and Educators that any Securities not subscribed for in the Subscription and Community Offering will be offered in a syndicated community offering (the “Syndicated Community Offering”). The Subscription and Community Offering and the Syndicated Community Offering are hereinafter referred to collectively as the “Offerings.”

Immediately following the completion of the Conversion, the Company will acquire EHC in a merger transaction (the “Merger”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of March 17, 2005. EHC is the direct or indirect holding company for Eastern Re Ltd. S.P.C., Eastern Services Corporation, Global Alliance Holdings Ltd., Eastern Alliance Insurance Co., Allied Eastern Indemnity Co. and Employers Alliance, Inc. (EHC and its subsidiaries are collectively referred to as the “EHC Companies”). The Merger will be accomplished in accordance with the laws of the Commonwealth of Pennsylvania and applicable regulations of the Pennsylvania Insurance Department (the “Department”), which laws and regulations are collectively referred to as the “Merger Regulations,” and together with the Pennsylvania Insurance Company Mutual-to-Stock Conversion Act (the “Conversion Act”), the “Reorganization Regulations.” KBW is serving as financial advisor to Educators in connection with the Merger. Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, each outstanding share of common stock of EHC (“EHC Common Stock”) will be converted into the right to receive [$_______] in cash and shares of Company Common Stock (the “Merger Shares”). The Conversion and the Merger are separate, distinct transactions, but are collectively referred to herein as the “Reorganization.” The Reorganization will not be consummated until all conditions to the consummation of both the Conversion and the Merger have been satisfied or waived. The Merger shall be consummated immediately following the consummation of the Conversion.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-128913), including a related prospectus, for the registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), has filed such amendments thereto and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the “Securities Act Regulations”)), are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription and Community Offering or the Syndicated Community Offering which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

The Company has also filed with the Commission a registration statement on Form S-4 (No. 333-______), including a related prospectus, for the registration under the Securities Act of the shares of Common Stock to be issued in the Merger, has filed such amendments thereto and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the Securities Act Regulations), are hereinafter referred to as the “S-4 Registration Statement” and the “S-4 Prospectus,” respectively. The Registration Statement and the S-4 Registration Statement are individually and collectively referred to as the “Registration Statements,” and the Prospectus and the S-4 Prospectus are individually and collectively referred to as the “Prospectuses.”

Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Subscription and Community Offering. Such prospectus contains information with respect to the Company, Educators, the EHC Companies, the Offerings, the Common Stock and the Merger.

SECTION 1. REPRESENTATIONS AND WARRANTIES.

(a) The Company and Educators jointly and severally represent and warrant to the Agent as of the date hereof as follows:

(i) The Registration Statements have been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company or Educators, threatened by the Commission. At the respective times that the Registration

Statements became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statements complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Conversion Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date hereof the Prospectuses do not and at the Closing Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent and the services to be provided by the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the “Agent Information,” which the Company and Educators acknowledge appears only in the third sentence of the second paragraph in the section of the Prospectus captioned “Market for Eastern Holdings Common Stock,” and the penultimate paragraph in the section of the Prospectus captioned “The Offering—Marketing Arrangements.”

(ii) Pursuant to the Conversion Act, Educators has filed with the Department an application requesting approval of the Plan, and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the “Conversion Application”), including copies of Educators’ Notice and Proxy Statement relating to the Conversion (the “Proxy Statement”). The Department has, by written order dated ____________, 2006, approved the Plan, such approval remains in full force and effect and no order has been issued by the Department suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or Educators, threatened by the Department. At the date of such approval and at the Closing Time referred to in Section 2, the Plan complied and will comply in all material respects with the applicable provisions of the Conversion Act.

(iii) The Company has filed with the Department the Company’s application for approval of its acquisition of Educators (the “Educators Application”) on the appropriate form promulgated under the insurance holding company provisions of the insurance law of the Commonwealth of Pennsylvania, as amended (the “PA Insurance Law”) and the regulations promulgated thereunder. The Company has received written notice from the Department of its approval of the acquisition of Educators, such approval remains in full force and effect and no order has been issued by the Department suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or Educators, threatened by the Department. At the date of such approval and at the Closing Time referred to in Section 2, the Educators Application complied and will comply in all material respects with the applicable provisions of PA Insurance Law and the regulations promulgated thereunder.

(iv) The Company has filed with the Department Educators’ application for approval of its merger with EHC (the “PA Merger Application”) on the appropriate form of application promulgated under the insurance company merger provisions of the PA Insurance Law and the regulations promulgated thereunder. Educators has received written notice from the Department of its approval of the Merger with EHC, such approval remains in full force and effect and no order has been issued by the Department suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or Educators, threatened by the Department. At the date of such approval and at the Closing Time referred to in Section 2, the PA Merger Application complied and will comply in all material respects with the applicable provisions of the PA Insurance Law and the regulations promulgated thereunder.

(v) At the time of their use, the Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the Conversion Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and Educators will promptly file the Prospectus and any supplemental sales literature with the Commission and the Department. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2, will have received all required authorizations for use in final form. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the Conversion Act and, at or prior to the time of their first use, will have received all required authorizations of the Department for use in final form.

(vi) Neither the Commission nor the Department has, by order or otherwise, prevented or suspended the use of the Prospectus or any supplemental sales literature authorized by the Company or Educators for use in connection with the Offerings and no action by or before any such governmental entity to prevent or suspend the use of the Proxy Statement, the Prospectus or any supplemental sales literature is pending, or to the best knowledge of the Company and Educators, threatened.

(vii) At the Closing Time referred to in Section 2, the Company and Educators will have completed the conditions precedent to the Conversion in accordance with the Plan, the Conversion Act and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or Educators by any regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion.

(viii) At the Closing Time, the Company, Educators and EHC will have satisfied all their respective conditions precedent to the Merger in accordance with the Merger Agreement (other than the delivery of the exchange shares), and all applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Merger imposed upon the Company, Educators or EHC by the Department or any other regulatory authority, other than those which the regulatory authority permits to be completed after the effective time of the Merger (the “Effective Time”).

(ix) Feldman Financial Advisors, Inc. (“Feldman”), which prepared the valuation of Educators as part of the Conversion, has advised the Company and Educators in writing that it believes it is independent of Educators. Educators believes that Feldman is a “qualified expert” within the meaning of the Conversion Act.

(x) The accountants who certified the consolidated financial statements and supporting schedules of Educators included in the Registration Statement have advised the Company and Educators in writing that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the “AICPA”), and such accountants are, with respect to the Company and Educators, independent certified public accountants as required by the Securities Act and the Securities Act Regulations and such accountants are not in violation of the auditors independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The accountants who certified the consolidated financial statements and supporting schedules of EHC included in the Registration Statement have advised the Company and EHC in writing that they are independent public accountants within the meaning of the Code of Ethics of the AICPA, and such accountants are, with respect to the Company and each of the EHC Companies, independent certified public accountants as required by the Securities Act and the Securities Act Regulations and such accountants are not in violation of the auditors independence requirements of the Sarbanes-Oxley Act of 2002.

(xi) Educators does not, directly or indirectly, control any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization. Upon consummation of the Reorganization, Educators and the EHC Companies will be the only subsidiaries of the Company.

(xii) The consolidated financial statements and the related notes thereto included in the Registration Statements and the Prospectuses present fairly the financial position of each of (i) the Company and Educators and (ii) the EHC Companies at the respective dates indicated and the results of operations, retained earnings, equity and cash flows for the periods specified, and comply as to form in all material respects with the applicable accounting requirements of the Securities Act Regulations; except as otherwise stated in the Registration Statements, said financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis and are consistent with financial statements and other reports filed by Educators and EHC with the Department; and the supporting schedules and tables included in the Registration Statements present fairly the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectuses present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectuses, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein. The capitalization, liabilities, assets, properties and business of each of the Company, Educators and EHC conform in all material respects to the descriptions contained in the Prospectuses and, neither the Company, Educators nor EHC has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statements or the Prospectuses.

(xiii) Since the respective dates as of which information is given in the Registration Statements and the Prospectuses, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations, business affairs or prospects of the Company and Educators, considered as one enterprise, or of the EHC Companies, considered as one enterprise, whether or not arising in the ordinary course of business, consistent with past practice, (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by the Company and Educators, other than those in the ordinary course of business consistent with past practice, which are material with respect to the Company and Educators, considered as one enterprise, and (C) except for transactions specifically referred to or contemplated in the Prospectuses, there have been no transactions entered into by any of the EHC Companies, other than those in the ordinary course of business, which are material with respect to the EHC Companies, considered as one enterprise.

(xiv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify in any other jurisdiction would not have a material adverse effect on the financial condition, results of operations or business affairs or prospects of the Company and Educators, considered as one enterprise, on the one hand, or the financial condition, results of operations or business affairs of the EHC Companies, considered as one enterprise, on the other hand.

(xv) Educators is a Pennsylvania chartered mutual life insurance company, and, upon consummation of the Conversion, will be a Pennsylvania chartered life insurance company in stock form, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses; each of the Company and Educators has obtained all licenses, permits and other governmental authorizations (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business) currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Prospectuses and, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company and Educators, considered as one enterprise; all such licenses, permits and other governmental authorizations are in full force and effect and the Company and Educators are in all material respects in compliance therewith; neither the Company nor Educators has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company and Educators, considered as one enterprise; and Educators is validly existing and in good standing under the laws of Pennsylvania and is qualified as a foreign corporation in any jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company and the Educators, considered as one enterprise.

(xvi) EHC is a Cayman Islands holding company with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses; each of the EHC Companies has obtained all licenses, permits and other governmental authorizations (including, as applicable, from the insurance regulatory agencies of the various jurisdictions where it conducts insurance business) currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Prospectuses and, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the EHC Companies, considered as one enterprise; all such licenses, permits and other governmental authorizations are in full force and effect and the EHC Companies are in all material respects in compliance therewith; none of the EHC Companies has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the EHC Companies, considered as one enterprise; and each of the EHC Companies is qualified as a foreign corporation in any jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the EHC Companies, considered as one enterprise.

(xvii) Except as disclosed in the Prospectuses, the authority of Educators or any of the EHC Companies that are insurance companies to write the classes and lines of insurance authorized by such licenses, certificates, permits and other authorizations as described in the Prospectuses is unrestricted and neither Educators nor any of such EHC Companies is a party to any agreement, formal or informal, with any regulatory official or other person limiting the ability of such company from making full use of the licenses, certificates, permits and other authorizations issued to it or requiring any such company to comply with regulatory standards or procedures or requirements different from those applicable to companies with comparable or similar licenses, certificates, permits and other authorizations.

(xviii) Each of the Company, Educators and the EHC Companies conducts its business in compliance in all material respects with applicable federal, state, local and foreign laws and regulations (including, without limitation, all regulation, directive and orders of the Department or any other regulatory authority), except where the failure to be in compliance would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company and Educators, considered as one enterprise, or of the EHC Companies, considered as one enterprise.

(xix) Upon consummation of the Conversion and the Merger and issuance of the Merger Shares, the authorized, issued and outstanding capital stock of the Company will be within the ranges set forth in the Prospectus under “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus); no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time referred to in Section 2; at the time of Conversion, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and non-assessable; at the time of Merger, the Merger Shares will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Merger Agreement against payment of the consideration calculated as set forth in the Merger Agreement, will be duly and validly issued and fully paid and non-assessable; the terms and provisions of the Common Stock and the capital stock of the Company conform to all statements relating thereto contained in the Prospectuses; the certificates representing the shares of Common Stock conform to the requirements of applicable law and regulations; and the issuance of the Securities and the Merger Shares is not subject to preemptive or other similar rights. There are no options, agreements, contracts or other rights in existence to acquire from the Company any shares of Common Stock, except as set forth in the Prospectus.

(xx) Upon consummation of the Conversion, the authorized capital stock of Educators will be 150,000 shares of common stock, par value $10.00 per share (the “Educators Common Stock”), and no shares of Educators Common Stock have been or will be issued prior to the Closing time referred to in Section 2. The shares of Educators Common Stock to be issued to the Company will have been duly authorized for issuance and, when issued and delivered by Educators pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and as described in the Prospectus, will be duly and validly issued and fully paid and nonassessable, and all such Educators Common Stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; the certificates representing the shares of Educators Common Stock will conform with the requirements of applicable laws and regulations; and the issuance of Educators Common Stock is not subject to preemptive or similar rights. Upon consummation of the transactions contemplated by the Merger Agreement, there will be no issued and outstanding shares of capital stock of EHC and the separate corporate existence of EHC shall have ceased.

(xxi) Upon completion of the Reorganization, the issuance of the Securities and the Merger Shares will be in compliance with all conditions imposed upon the Company under the terms of their written approval or notice of intention not to object, as applicable, of the Conversion Application, the Educators Application and the PA Merger Application (collectively, the “Reorganization Applications”).

(xxii) The Company and Educators have the corporate power to enter into and to perform this Agreement and have taken all corporate action necessary for them to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company and Educators, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

(xxiii) Subsequent to the respective dates as of which information is given in the Registration Statements and the Prospectuses and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, none of the Company, Educators or any of the EHC Companies will have (A) issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except liabilities, obligations and borrowings in the ordinary course of business consistent with past practices or as indicated in the Prospectuses, or (B) entered into any transaction or series of transactions which is material in light of the business of the Company and Educators, considered as one enterprise, on the one hand, or in light of the business of EHC and its subsidiaries, considered as one enterprise, on the other hand.

(xxiv) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities and the Merger Shares that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the “blue sky” or state securities laws of various jurisdictions.

(xxv) None of the Company, Educators, nor any of the EHC Companies is in violation of its certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws (and Educators will not be in violation of its charter or bylaws upon consummation of the Conversion); and none of the Company, Educators, nor any of the EHC Companies is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, Educators, or any of the EHC Companies is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, Educators, or any of the EHC Companies is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company and Educators, considered as one enterprise, on the one hand, or the financial condition, results of operations, business affairs or prospects of the EHC Companies, considered as one enterprise, on the other hand; and there are no contracts or documents of the Company or Educators which are required to be filed as exhibits to the Registration Statements or the Conversion Application which have not been so filed.

(xxvi) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or Educators pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or Educators is a party or by which either of them may be bound, or to which any of the property or assets of the Company or Educators is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business affairs of the Company and Educators, considered as one enterprise; nor will such action result in any violation of the provisions of certificate of incorporation, organization certificate, articles of incorporation or charter or by-laws of the Company or Educators, or any applicable law, administrative regulation or administrative or court decree.

(xxvii) No labor dispute with the employees of the Company, Educators or of any of the EHC Companies exists or, to the knowledge of the Company or Educators, is imminent or threatened; and the Company and Educators are not aware of any existing or threatened labor disturbance by the employees of any of Educators or any of the EHC Companies principal suppliers or contractors which might be expected to result in any material adverse change in the financial condition, results of operations or business affairs of the Company and Educators, considered as one enterprise, or of the EHC Companies, considered as one enterprise.

(xxviii) Each of the Company and Educators has good and marketable title to all properties and assets for which ownership is material to the business of the Company or Educators and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company and Educators, considered as one enterprise; and all of the leases and subleases material to the business of the Company or Educators under which the Company or Educators hold properties, including those described in the Prospectuses, are valid and binding agreements of the Company and Educators, in full force and effect, enforceable in accordance with their terms.

(xxix) Each of the EHC Companies has good and marketable title to all properties and assets for which ownership is material to their respective businesses and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectuses or are not material in relation to their respective businesses, considered as one enterprise; and all of the leases and subleases material to the business of the EHC Companies under which any of the EHC Companies hold properties, including those described in the Prospectuses, are valid and binding agreements of the EHC Companies, in full force and effect, enforceable in accordance with their terms.

(xxx) Neither the Company, Educators nor any of the EHC Companies is in violation of any directive from the Department or any other regulatory authority to make any material change in the method of conducting their respective businesses.

(xxxi) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or Educators, threatened, against or affecting the Company, Educators or any of the EHC Companies which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations or business affairs of the Company and Educators, considered as one enterprise, or of the EHC Companies, considered as one enterprise, which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the Conversion, the Merger or the performance of this Agreement; and all pending legal or governmental proceedings to which the Company or Educators is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statements, including ordinary routine litigation incidental to the business, are considered in the aggregate not material.

(xxxii) The Company has obtained an opinion of its counsel, Stevens and Lee, with respect to the legality of the Securities and the Merger Shares to be issued, a copy of which is filed as an exhibit to the Registration Statement. The Company has obtained from the Internal Revenue Service a private letter ruling (the “PLR”), concerning the material tax effects of the Conversion and the Subscription Offering to Educators, Eligible Policyholders, and certain other participants in the Subscription Offering. All material aspects of the aforesaid opinion and PLR are accurately summarized in the Prospectuses; the facts and representations upon which such opinion and PLR are based are truthful, accurate and complete in all material respects; and neither Educators nor the Company has taken or will take any action inconsistent therewith.

(xxxiii) The Company is not, and upon completion of the Conversion, the Merger and the Offerings and sale of the Common Stock and the application of the net proceeds therefrom, will not be, required to be registered under the Investment Company Act of 1940, as amended.

(xxxiv) To the knowledge of the Company and Educators, with the exception of the intended loan to Educators’ ESOP by the Company to enable the ESOP to purchase shares of Common Stock in an amount of up to 10% of the Common Stock issued in the Conversion, none of the Company, Educators or employees of Educators has made any payment of funds of the Company or Educators as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(xxxv) Neither the Company, Educators nor any of the EHC Companies nor any properties owned or operated by any such company is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company and Educators, considered as one enterprise, or of any of the EHC Companies, considered as one enterprise. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company or Educators threatened, relating to the liability of any property owned or operated by the Company, Educators or any of the EHC Companies under any Environmental Law. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(xxxvi) The Company, Educators and each of the EHC Companies has filed all federal income and state and local franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

(xxxvii) The Company has received approval, subject to completion of the Conversion, to have the Securities quoted on the National Market Tier of the Nasdaq Stock Market (“Nasdaq Stock Market”) effective as of the Closing Time referred to in Section 2 hereof.

(xxxviii) The Company has filed a registration statement on Form 8-A to register the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and has requested that such registration statement be effective concurrent with the effectiveness of the Registration Statement.

(xxxix) There is no contract or other document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or the Conversion Application which is not described or filed as required.

(xl) The Company, Educators and each of the EHC Companies maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to cash and other liquid assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded ledger assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xli) Except as described in the Prospectuses, (i) there are no contractual encumbrances or contractual restrictions on the ability of the Company to pay dividends or make any other distributions on the Company’s capital stock and (ii) none of Educators or any of the EHC Companies are prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to any of their respective capital stock or from repaying to the Company any amounts which may from time to time become due under any loans or advances made by the Company, or from transferring any of their respective property or assets to the Company or otherwise.

(xlii) To the knowledge of the Company, there are no affiliations or associations (as such terms are defined by the National Association of Securities Dealers, Inc. (“NASD”)) between any member of the NASD and any of the Company’s officers or directors.

(xliii) The Company and Educators carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value for their respective properties as is customary for companies engaged in similar industries.

(xliv) The Company, Educators and each of the EHC Companies are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company, Educators or any of the EHC Companies would have any liability; each of the Company, Educators and each of the EHC Companies has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company, Educators or any of the EHC Companies would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xlv) To the knowledge of the Company, there are no actions, suits, proceedings or investigations of any nature pending or threatened that challenge the validity or legality of the transactions contemplated by the Merger Agreement that seek or threaten to restrain, enjoin or prohibit (or obtain substantial damages in connection with) the consummation of such transactions.

(xlvi) The Merger Agreement has been duly authorized, executed and delivered by each of Educators and the Company, and the Merger Agreement constitutes the valid and binding obligation of each of Educators and the Company enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity. Other than approval by EHC’s shareholders, no further corporate, shareholder or regulatory approval is required in order to consummate the Merger pursuant to the Merger Agreement.

(b) Any certificate signed by any officer of the Company or Educators and delivered to either of the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Company or Educators to the Agent as to the matters covered thereby.

SECTION 2. APPOINTMENT OF KBW; SALE AND DELIVERY OF THE SECURITIES; CLOSING.

On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints KBW as its Agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for Securities, in connection with the Company’s sale of Common Stock in the Subscription and Community Offering and the Syndicated Community Offering. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, KBW accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action which is inconsistent with any applicable laws or regulations, or decisions or orders of any governmental department, private or public arbitral tribunal, court, governmental commission, governmental agency or other governmental entity or authority. The services to be rendered by KBW pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of any aspect of the Plan or related corporate documents; (ii) reviewing with the Board of Directors the independent appraiser’s appraisal of the Common Stock; (iii) reviewing all offering documents, including the Prospectus, stock order form and related offering materials (it being understood that such documents are the sole responsibility of the Company and Educators); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting the Company and Educators in obtaining all requisite regulatory approvals; (vi) assisting management in preparing for meetings with potential investors and broker-dealers; and (vii) providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

The appointment of the Agent hereunder shall terminate upon the earlier to occur of (a) forty-five (45) days after the last day of the Subscription and Community Offering, unless the Company and the Agent agree in writing to extend such period, or (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities, or (c) the completion of the Syndicated Community Offering.

If any of the Securities remain available after the expiration of the Subscription and Community Offering, at the request of the Company and Educators, KBW will seek to form a syndicate of registered brokers or dealers (“Selected Dealers”) to assist in the solicitation of purchase orders of such Securities on a best efforts basis, subject to the terms and conditions set forth in a selected dealers’ agreement (the “Selected Dealers’ Agreement”), substantially in the form set forth in Exhibit A to this Agreement. KBW will be paid a fee not to exceed 5.5% of the aggregate Purchase Price of the shares of Common Stock sold by them. From this fee, KBW will pass onto selected broker-dealers, who assist in the syndicated community offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. KBW will endeavor to distribute the Securities among the Selected Dealers in a fashion which best meets the distribution objective of the Company and the requirements of the Plan, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall KBW be obligated to act as a Selected Dealer or to take or purchase any Securities.

In the event the Company is unable to sell at least the total minimum of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, without interest, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company and Educators as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in a separate escrow account with Christiana Corporate Services, Inc. until all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

If at least the total minimum of Securities, as set forth on the cover page of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the escrow account referred to above. The closing shall be held at the [                        ] offices of [                        ], at 10:00 a.m., local time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the “Closing Time.”

The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Securities or the issuance of the Merger Shares.

In addition to reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

(a) One and one-half percent (1.5%) of the aggregate Purchase Price of the Securities sold in the Subscription and Community Offering, excluding shares purchased by the Company’s officers, directors, or employees (or members of their immediate households) plus any ESOP, tax-qualified or stock based compensation plans (except IRA’s) or similar plan created by the Company or Educators for some or all of their directors or employees and any stock issued to shareholders of EHC; and

(b) with respect to any Securities sold by KBW or another NASD member firm under the Selected Dealers’ Agreement in the Syndicated Community Offering, KBW will be paid a fee not to exceed 5.5% of the aggregate Purchase Price of the shares of Common Stock sold by them. From this fee, KBW will pass onto selected broker-dealers, who assist in the syndicated community, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. .

If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Conversion is terminated by the Company, no fee shall be payable by the Company to KBW; provided, however, the Company shall reimburse the Agent for all of its out-of-pocket expenses incurred prior to termination, including the reasonable fees and disbursements of counsel for the Agent in accordance with the provisions of Section 4 hereof.

All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon the termination of this Agreement, as the case may be. In recognition of the long lead times involved in the conversion process, Educators has made advance payments to the Agent in the aggregate amount of $50,000, which shall be credited against any fees or reimbursement of expenses payable hereunder.

SECTION 3. COVENANTS OF THE COMPANY. The Company and Educators covenant with the Agent as follows:

(a) The Company and Educators will prepare and file such amendments or supplements to the Reorganization Applications, the Registration Statements, the Prospectuses and the Proxy Statement as may hereafter be required by the Securities Act Regulations or the Reorganization Regulations or as may hereafter be requested by the Agent. Following completion of the Offerings, the Company and Educators will promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the updated valuation of Educators prepared by Feldman. The Company and Educators will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statements, the filing of any supplement to the Prospectuses and the filing of any amendment to the Reorganization Applications, (ii) of the receipt of any comments from the Department or the Commission with respect to the transactions contemplated by this Agreement, the Conversion, the Merger or the Plan, (iii) of any request by the Commission or the Department for any amendment to the Registration Statements or the Reorganization Applications or any amendment or supplement to the Prospectuses or for additional information, (iv) of the issuance by the Commission or the Department of any order suspending the Offerings or the use of the Prospectuses or the initiation of any proceedings for that purpose, (v) of the issuance by the Department or the Commission of any stop order suspending the effectiveness of the Registration Statements, the Reorganization Applications or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company and Educators will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company and Educators will give the Agent notice of its intention to file or prepare any amendment to the Reorganization Applications, Registration Statements (including any post-effective amendment) or any amendment or supplement to the Prospectuses (including any revised prospectus which the Company proposes for use in connection with the Syndicated Community Offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object. The Company will not utilize any “free writing prospectus” in connection with the sale of the Securities.

(c) The Company and Educators will deliver to the Agent as many signed copies and as many conformed copies of the Reorganization Applications and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectuses as the Agent may reasonably request.

(d) During the period when the Prospectus is required to be delivered, the Company and Educators will comply, at their own expense, with all requirements imposed upon them by the Department, by the Reorganization Regulations, as from time to time in force, and by the Nasdaq National Market, the Securities Act, the Securities Act Regulations, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(e) If any event or circumstance shall occur as a result of which it is necessary to amend or supplement the Prospectuses in order to make the Prospectuses not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company and Educators and EHC, as applicable, will forthwith amend or supplement the Prospectuses (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Prospectuses will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company and Educators and EHC, as applicable, will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company and Educators will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

(f) The Company and Educators will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as may be required and as the Agent and the Company have agreed; provided, however, that the Company and Educators shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company and Educators will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(g) The Company authorizes KBW and any Selected Dealers to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or “blue sky” laws of the various jurisdictions in which the Offerings will be made (the “Blue Sky Survey”).

(h) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(i) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its shareholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, shareholders’ equity and cash flows, certified by independent certified public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first such fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company for such quarter in reasonable detail. In addition, annual and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to shareholders of the Company.

(j) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to shareholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other publicly available information concerning the Company as the Agent may reasonably request.

(k) The Company and Educators will conduct the Conversion and the Merger in all material respects in accordance with the Plan, the Merger Agreement, the Conversion Act and all other applicable regulations, decisions and orders, including all applicable terms, requirements and conditions precedent to the Conversion and the Merger imposed upon the Company or Educators by the Department.

(l) The Company and Educators will use the net proceeds received from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(m) The Company will report the use of proceeds from the Offerings on its first periodic report filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

(n) The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years and will comply in all material respects with its filing obligations under the Exchange Act. The Company will use its best efforts to effect and maintain the listing of the Common Stock on the Nasdaq National Market and, once listed on the Nasdaq National Market the Company will comply with all applicable corporate governance standards required by the Nasdaq National Market. The Company will file with the Nasdaq Stock Market all documents and notices required by the Nasdaq Stock Market of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

(o) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the Securities Act Regulations, if such report or substantially similar report is required by the SEC.

(p) The Company and Educators will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with NASD Rule 2720.

(q) Other than in connection with any employee benefit plan or arrangement described in the Prospectuses, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities or the Merger Shares for a period of 180 days following the Closing Time.

(r) During the period beginning on the date hereof and ending on the third anniversary of the Closing Time, or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7, respectively, which is pending upon such third anniversary, neither the Company nor Educators shall, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, take or permit to be taken any action that could result in

Educators Common Stock or the EHC Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance.

(s) Each of the Company and Educators will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the Nasdaq National Market and the Department.

(t) Educators will not amend the Plan in any manner that would affect the sale of the Securities or the terms of this Agreement.

(u) The Company and Educators will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

(v) The Company and Educators will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 5 hereof.

(w) The Company and Educators will provide the Agent with any information necessary to carry out the allocation of the Securities in the event of an over-subscription, and such information will be accurate and reliable in all material respects.

(x) The Company and Educators will notify the Agent when funds have been received for the minimum number of Securities set forth in the Prospectus.

(y) Prior to the Closing Time and unless waived by the Agent, the Company shall have received the approval of the Reorganization Applications required to consummate the Merger, and all applicable waiting periods shall have expired.

(z) The Company and Educators will comply with any conditions imposed by or agreed to with the Department in connection with their approval of the Plan, the Educators Application or the PA Merger Application.

(aa) The Company shall not deliver the Securities until the Company and Educators have satisfied each condition set forth in Section 5 hereof.

SECTION 4. PAYMENT OF EXPENSES.

The Company and Educators jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and insurance regulatory approvals, (ii) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offerings and the printing and delivery of all other documents applicable to the Conversion and the Merger, (iv) the fees and disbursements of the Company’s and Educators’ counsel, accountants, appraiser, transfer agent, registrar and other advisors, (v) the qualification of the

Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent of copies of the Registration Statement and the Reorganization Applications, as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent, (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey, and (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Stock Market. In the event the Agent incurs any such fees and expenses on behalf of Educators or the Company, Educators will reimburse the Agent for such fees and expenses whether or not the Conversion is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of Educators or the Company pursuant to this Section without the prior approval of Educators.

The Company and Educators jointly and severally agree to pay certain expenses incident to the performance of the Agent’s obligations under this Agreement, regardless of whether the Conversion is consummated, including (i) the filing fees incurred in connection with the review of the Registration Statement, the Reorganization Applications and any other application, form or filing with the Department or the Commission, (ii) the filing fees paid or incurred by the Agent in connection with all filings with the National Association of Securities Dealers, Inc., (iii) the printing, mailing and marketing and syndicate expenses associated with the Offerings and (iv) all reasonable out of pocket expenses incurred by the Agent relating to the Offerings, including, without limitation, costs of travel, meals and lodging, photocopying, telephone, facsimile and couriers. The Company and Educators will reimburse Agent for the reasonable fees and expenses of its counsel. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company or Educators of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

SECTION 5. CONDITIONS OF AGENT’S OBLIGATIONS.

The Company, Educators and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company and Educators herein contained as of the date hereof and the Closing Time, to the accuracy in all material respects of the statements of officers and directors of the Company and Educators made pursuant to the provisions hereof, to the performance by the Company and Educators of their obligations hereunder, and to the following further conditions:

(a) No stop order suspending the effectiveness of the Registration Statements shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no order suspending the Conversion or the Merger shall have been issued or proceedings therefor initiated or threatened by the Department, and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

(b) At Closing Time, the Agent shall have received:

(1) The favorable opinion, dated as of Closing Time, of Morgan, Lewis & Bockius LLP, counsel for the Company and Educators, in form and substance satisfactory to counsel for the Agent, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statements and Prospectuses and to enter into and perform its obligations under this Agreement and the Merger Agreement; and to the best of such counsel’s knowledge, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify in any such jurisdiction would not have a material adverse effect upon the financial condition, results of operations or business affairs of the Company and Educators, considered as one enterprise.

(ii) Educators has been incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and, upon consummation of the Conversion, will be a Pennsylvania chartered life insurance company in stock form, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statements and Prospectuses and to enter into and perform its obligations under this Agreement and the Merger Agreement; and to the best of such counsel’s knowledge, Educators is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which qualification is required to transact business, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations or business affairs or prospects of the Company and Educators, considered as one enterprise.

(iii) Each of the Company and Educators has obtained all licenses, permits and other governmental authorizations (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where they conduct business) currently required for the conduct of their respective businesses as described in the Registration Statements and Prospectuses, and all such licenses, permits and other governmental authorizations are in full force and effect, and each of the Company and Educators are in all material respects complying therewith.

(iv) The Securities have been duly and validly authorized for issuance and sale and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and as stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and non-assessable; and all corporate actions required to be taken for the authorization, issuance and sale of the Securities have been validly and sufficiently taken.

(v) The Merger Shares have been duly and validly authorized for issuance and sale and, when issued and delivered by the Company pursuant to the Merger Agreement against payment of the consideration calculated as set forth in the Merger Agreement, will be duly and validly issued and fully paid and non-assessable; and all corporate actions required to be taken for the authorization, issuance and sale of the Merger Shares have been validly and sufficiently taken.

(vi) The issuance of the Securities and the Merger Shares is not subject to preemptive or other similar rights arising by operation of law or under the articles of incorporation or bylaws of the Company.

(vii) Upon consummation of the Conversion, completion of the Merger and issuance of the Merger Shares, the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under “Capitalization” and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time.

(viii) Upon completion of the Reorganization, the issuance of the Securities and the Merger Shares, the Company and Educators will be in compliance with all conditions imposed upon the Company and/or Educators under the terms of their written approval or notice of intention not to object, as applicable, of the Reorganization Applications.

(ix) The execution and delivery of this Agreement and the Merger Agreement (the “Transaction Documents”) and the consummation of the transactions contemplated thereby, including without limitation the Reorganization, have been duly and validly authorized by all necessary corporate action on the part of the Company and Educators, and each of the Transaction Documents constitutes the legal, valid and binding agreement of the Company and Educators, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of equitable remedies and except as the enforceability of indemnification and contribution provision may be limited by applicable securities laws; the execution and delivery of each of the Transaction Documents, the incurrence of the obligations therein set forth and the consummation of the transactions contemplated therein, including without limitation the Reorganization, will not result in any violation of the provisions of the certificate of incorporation, organization certificate, articles of incorporation, charter or by-laws of the Company or Educators, as the case may be, and, to the best of such counsel’s knowledge, the execution and delivery of each of the Transaction Documents, the incurrence of the obligations therein set forth and the consummation of the transactions contemplated therein, including without limitation the Reorganization, do not conflict with or constitute a breach of, or default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or Educators pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument described in or filed as a exhibit to the Registration Statements, that, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations or business affairs of the Company and Educators, taken as one enterprise.

(x) The Registration Statements have been declared effective by the Commission, no stop order suspending the effectiveness has been issued with respect thereto, and no proceedings therefor initiated or, to the best of such counsel’s knowledge, threatened by the Commission.

(xi) Subject to the satisfaction of any conditions set forth in any approvals or orders received from the Department required to be performed after the date of the opinion, no further approval, authorization, consent or other order of any regulatory or other public authority, the shareholders of the Company or the policyholders of Educators is required in connection with the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, including without limitation, the issuance of the Securities, the Merger Shares and the consummation of the Reorganization, except as may be required under the securities or Blue Sky laws of various jurisdictions as to which no opinion need be rendered.

(xii) At the respective times the Registration Statements became effective, the Registration Statements (other than the financial statements, notes to financial statements, financial tables and other financial and statistical data included therein and the appraisal valuation as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Conversion Act.

(xiii) The terms and provisions of the Common Stock conforms to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with the requirements of applicable law and regulations.

(xiv) To the best of such counsel’s knowledge and without performing any docket search or similar search of judicial or administrative records (i) there are no actions, suits or proceedings before or by any governmental agency or body now pending or threatened against or affecting the Company or Educators which are required, individually or in the aggregate, to be disclosed in the Registration Statements and Prospectuses, other than those disclosed therein, or which might result in any material adverse change in the financial condition, results of operations or business affairs of the Company and Educators, considered as one enterprise, which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the Conversion, the Merger or the performance of this Agreement, and (ii) all pending legal or governmental proceedings to which the Company or Educators is a party or to which any of their property is subject which are not described in the Registration Statements, including ordinary routine litigation incidental to the business, are considered, in the aggregate, not material.

(xv) The information in the Prospectus under “Risk Factor - If we fail to comply with insurance regulations, or if those regulations become more burdensome, we may not be able to operate profitably,” “Risk Factor - The domestication of EHC to the United States will eliminate the ability of Eastern Holdings consolidated group to avoid United States federal income tax on Eastern Re’s income,” “Dividends,” “Capitalization,” “Regulation,” “The Conversion and the Merger—Effects of the Conversion on Policyholders,” “The Conversion and the Merger—Tax Aspects,” “The Conversion and Merger—Certain Restrictions on Purchase or Transfer of Shares After the Conversion and the Merger,” “Description of Eastern Holdings Capital Stock,” “Taxation” and Item 14 of Part II of the Registration Statements, to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is complete and accurate in all material respects.

(xvi) To the best of such counsel’s knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which the Company or Educators is a party that are required to be described or referred to in the Registration Statements or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

(xvii) The Conversion Application complies in all material respects with the applicable requirements of the Conversion Act, includes all documents required to be filed as exhibits thereto, and is, to the best of such counsel’s knowledge and information, truthful, accurate and complete in all material respects. The Plan has been duly authorized by all necessary corporate actions, and all necessary regulatory consents thereto and regulatory approvals thereof have been obtained and the Conversion has been consummated; to the best of such counsel’s knowledge, the Company and Educators have conducted the Conversion in all material respects in accordance with applicable requirements of the Conversion Act, the Plan and all other applicable regulations, decisions and orders of the Department, including all material applicable terms, conditions, requirements and conditions precedent to the Conversion imposed upon the Company and/or Educators by the Department, except for those required to be completed after the date of the opinion, and, to the best of such counsel’s knowledge, no order has been issued by the Department to suspend the Conversion or the Offerings and no action for such purpose has been instituted or threatened by the Department; and, to the best of such counsel’s knowledge, no person has sought to obtain review of the final action of the Department in approving the Plan, except as disclosed in writing by the Company to the Agent and its counsel.

(xviii) Neither the Company nor Educators is in violation of its articles of incorporation, organization certificate, charter or bylaws, as the case may be (and Educators will not be in violation of its charter and bylaws upon consummation of the Conversion), or, to the best of such counsel’s knowledge, in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument described in or filed as an exhibit to the Registration Statements.

(xix) The Company is not and, upon completion of the Conversion, the Merger and the Offerings and sale of the Common Stock and the application of the net proceeds therefrom, will not be required to be registered as an investment company under the Investment Company Act of 1940.

(xx) To the best knowledge of such counsel, the Company and Educators have satisfied all their respective conditions precedent to the Merger in accordance with the Merger Agreement (other than the delivery of the exchange shares), and all applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Merger imposed upon the Company or Educators by the Department or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Effective Time; all statutory waiting periods with respect to all regulatory and governmental approvals of the Merger have expired.

(xxi) To the best knowledge of such counsel, there are no actions, suits, proceedings or investigations of any nature pending or threatened that challenge the validity or legality of the transactions contemplated by the Merger Agreement which seek or threaten to restrain, enjoin or prohibit (or obtain substantial damages in connection with) the consummation of such transactions.

(xxii) Upon consummation of the Conversion, all of the issued and outstanding capital stock of Educators when issued and delivered pursuant to the Plan against payment of consideration as set forth in the Plan and set forth in the Prospectus, will be duly authorized and validly issued and fully paid and nonassessable, and all such capital stock will be owned beneficially and of record by the Company to the best of such counsel’s knowledge free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except such as would not result in a material adverse effect on the financial condition or results of operations of Educators.

(2) The favorable opinion, dated as of Closing Time, of Stevens and Lee P.C., counsel for the Company and EHC, in form and substance satisfactory to counsel for the Agent, to the effect that:

(i) EHC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Cayman Islands with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statements and Prospectuses and to enter into and perform its obligations under the Merger Agreement; and to the best of such counsel’s knowledge, EHC is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify in any such jurisdiction would not have a material adverse effect upon the financial condition, results of operations or business affairs of EHC.

(ii) Each of the EHC Companies has been incorporated and is validly existing as a corporation in good standing under the laws of their respective jurisdictions with full corporate power and authority to own, lease and operate their respective properties and to conduct their respective businesses as described in the Prospectuses; and, to the best of such counsel’s knowledge, each of the EHC Companies is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify in any such jurisdiction would not have a material adverse effect upon the financial condition, results of operations or business affairs of the EHC Companies, considered as one enterprise.

(iii) Each of the EHC Companies has obtained all licenses, permits and other governmental authorizations (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where they conduct business) currently required for the conduct of their respective businesses as described in the Prospectuses, and all such licenses, permits and other governmental authorizations are in full force and effect, and each of the EHC Companies is in all material respects complying therewith.

(iv) To the best of such counsel’s knowledge and without performing any docket search or similar search of judicial or administrative records (i) there are no actions, suits or proceedings before or by any governmental agency or body now pending or threatened against or affecting the EHC Companies which are required, individually or in the aggregate, to be disclosed in the Registration Statements and Prospectuses, other than those disclosed therein, or which might result in any material adverse change in the financial condition, results of operations or business affairs of the EHC Companies, considered as one enterprise, which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the Merger or the performance of this Agreement, and (ii) all pending legal or governmental proceedings to which any of the EHC Companies is a party or to which any of their property is subject which are not described in the Registration Statements, including ordinary routine litigation incidental to the business, are considered, in the aggregate, not material.

(v) To the best of such counsel’s knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which any of the EHC Companies is a party that are required to be described or referred to in the Registration Statements or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

(vi) None of the EHC Companies is in violation of its articles of incorporation, organization certificate, charter or bylaws, as the case may be, or, to the best of such counsel’s knowledge, in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument described in or filed as an exhibit to the Registration Statements.

(vii) The Merger Agreement and the transactions contemplated thereby have been duly authorized and approved by EHC and have been approved by the requisite vote of EHC’s shareholders; and the Merger Agreement constitutes the valid and binding obligation of EHC enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

(viii) To the best knowledge of such counsel, EHC has satisfied all their respective conditions precedent to the Merger in accordance with the Merger Agreement (other than the delivery of the exchange shares), and all applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Merger imposed upon any of the EHC Companies by the Department or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Effective Time; neither the execution and delivery of the Merger Agreement nor the consummation of the transactions contemplated thereby, with or without the giving of notice or the lapse of time, or both, will (i) violate any provision of the certificate of incorporation, charter or bylaws of any of the EHC Companies; or (ii) to the knowledge of such counsel, violate, conflict with, result in the material breach or termination of, constitute a material default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of any of the EHC Companies pursuant to any indenture, mortgage, deed of trust, or other agreement or instrument to which any of the EHC Companies is a party or by which it or any of its properties or assets may be bound, or violate any statute, rule or regulation applicable to any of the EHC Companies, which would have a material adverse effect on the financial condition, assets, liabilities, or business of the EHC Companies, taken as one enterprise; to the knowledge of such counsel, no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, other than as specifically contemplated by the Merger Agreement is required for the consummation by EHC of the transactions contemplated by the Merger Agreement.

(ix) To the best knowledge of such counsel, there are no actions, suits, proceedings or investigations of any nature pending or threatened that challenge the validity or legality of the transactions contemplated by the Merger

Agreement which seek or threaten to restrain, enjoin or prohibit (or obtain substantial damages in connection with) the consummation of such transactions.

(x) The information in the Prospectus under “Risk Factor - The domestication of EHC to the United States will eliminate the ability of Eastern Holdings consolidated group to avoid United States federal income tax on Eastern Re’s income,” “Dividends,” “Capitalization,” “Regulation,” “The Conversion and the Merger—Effects of the Conversion on Policyholders,” “The Conversion and the Merger—Tax Aspects,” “The Conversion and Merger—Certain Restrictions on Purchase or Transfer of Shares After the Conversion and the Merger,” “Description of Eastern Holdings Capital Stock,” “Taxation” and Item 14 of Part II of the Registration Statements, to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is complete and accurate in all material respects.

(xi) EHC has incorporated a Pennsylvania business corporation in accordance with the applicable provisions of PA Insurance Law (“EHC US”) for the purpose EHC’s domestication from Cayman Islands to the Commonwealth of Pennsylvania (the “Domestication”); EHC owns all of the outstanding shares of capital stock of EHC US; EHC has applied for approval of the Domestication on the appropriate form promulgated under the applicable sections of PA Insurance Law, including, without limitation, a domestication agreement between EHC and EHC US which provides for the acquisition by EHC US of all the business and assets of EHC and the assumption by EHC US of all the liabilities of EHC (the “Domestication Application”); the Domestication has been approved by the requisite vote of EHC’s shareholders; the Domestication Application complies in all material respects with the applicable requirements of PA Insurance Law, includes all documents required to be filed as exhibits thereto, and is, to the best of such counsel’s knowledge and information, truthful, accurate and complete in all material respects; the Domestication has been duly authorized by all necessary corporate actions, and all necessary regulatory consents thereto and regulatory approvals thereof have been obtained and the Domestication has been consummated; to the best of such counsel’s knowledge, EHC has conducted the Domestication in all material respects in accordance with applicable requirements of the PA Insurance Law, the Domestication Agreement and all other applicable regulations, decisions and orders of the Department, including all material applicable terms, conditions, requirements and conditions precedent to the Domestication imposed upon EHC and/or EHC US by the Department, except for those required to be completed after the date of the opinion, and, to the best of such counsel’s knowledge, no order has been issued by the Department to suspend the Domestication and no action for such purpose has been instituted or threatened by the Department; and, to the best of such counsel’s knowledge, no person has sought to obtain review of the final action of the Department in approving the Domestication, except as disclosed in writing by EHC to the Agent and its counsel.

(3) The favorable opinion, dated as of Closing Time, of Lord, Bissell & Brook LLP, counsel for the Agent, with respect to certain matters as the Agent may reasonably require.

(4) In giving their opinions required by subsections (b)(l), (b)(2) and (b)(3), respectively, of this Section, Stevens & Lee P.C., Morgan, Lewis & Bockius LLP and Lord, Bissell & Brook LLP shall each additionally state to the effect that during the preparation of the Registration Statements and the Prospectuses (although Lord, Bissell & Brook LLP may limit its statements to the Registration Statement and the Prospectus), such counsel participated in conferences with certain officers and other representatives of the independent public accountants for the Company and Educators and EHC and representatives of the Agent at which the contents of the Registration Statements and the Prospectuses and related matters were discussed and, although such counsel is not passing upon the accuracy of the statements contained in the Registration Statements and the Prospectuses (except as otherwise provided in subsections (b)(1) and (b)(2)), on the basis of the foregoing and without independent verification (relying as to factual matters on certificates and other factual representations provided by officers of the Company and Educators and EHC), nothing has come to their attention that would lead them to believe that the Registration Statements (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statements became effective, as the case may be, or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions, Stevens & Lee P.C., Morgan, Lewis & Bockius LLP and Lord, Bissell & Brook LLP may rely as to matters of fact, to the extent such counsel deems proper, on certificates of officers and directors of the Company, Educators and EHC and certificates of public officials, provided that copies of any such certificates are delivered to the Agent together with the opinion to be rendered by such counsel, and Lord, Bissell & Brook LLP may also rely on the opinions of Stevens & Lee P.C. and Morgan, Lewis & Bockius LLP regarding matters of Pennsylvania law.

(c) At Closing Time referred to in Section 2, the Plan shall have been approved by the policyholders of Educators and the Company and Educators shall have completed in all material respects the conditions precedent to the Conversion in accordance with the Plan, the Conversion Act and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or Educators by the Department, or any other regulatory authority, other than those which the Department permits to be completed after the Conversion.

(d) At Closing Time, there shall not have been, since the respective dates as of which information is given in the Registration Statements and the Prospectuses, any material adverse change in the financial condition, results of operations or business affairs of the Company, Educators or the EHC Companies, considered as one enterprise, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the President and Chief Executive Officer of the Company and of Educators, and the chief financial or chief accounting officer of the Company and of Educators, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company, Educators or EHC from the latest date as of which the financial condition of the Company, Educators or EHC is set forth in the Registration Statements and the Prospectuses, other than transactions referred to or contemplated therein and transactions in the ordinary cause of business, (iii) neither the Company, Educators nor EHC shall have received from the Department any direction (oral or written) to make any material change in the method of conducting its business (which direction, if any, shall have been disclosed to the Agent) which materially and adversely would affect the business, financial condition or results of operations of the Company, Educators or EHC, (iv) the representations and warranties in Section 1 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time, (v) the Company, Educators and EHC have complied in all material respects with all agreements and satisfied in all material respects all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statements has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (vii) no order suspending any of the Offerings or the authorization for final use of the Prospectuses has been issued and no proceedings for that purpose have been initiated or threatened by the Department and no person has sought to obtain regulatory or judicial review of the action of the Department in approving the Plan in accordance with the Conversion Act nor has any person sought to obtain regulatory or judicial review of the action of the Department in approving the Educators Application.

(e) At the Closing Time, the Agent shall have received a certificate of the Chief Executive Officer and President of the Company and of Educators and the Chief Financial Officer of the Company and of Educators, dated as of Closing Time, to the effect that (i) they have reviewed the contents of the Registration Statements and the Prospectuses; (ii) based on each of their knowledge, such documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; (iii) based on each of their knowledge, the financial statements and other financial information included in such documents fairly present the financial condition and results of operations of Educators and the EHC Companies as of and for the dates and periods covered by such documents; (iv) they are responsible for establishing and maintaining internal controls; (v) they have designed such internal controls to ensure that material information relating to the Company, Educators and the EHC Companies is made known to them; (vi) they have evaluated the effectiveness of their internal controls, and (vii) they have disclosed to their and EHC’s respective independent auditors and audit committee (A) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s, Educators’ and the EHC Companies’ ability to record, process, summarize, and report financial data, and have identified for the Company’s, Educators’ and the EHC Companies’ auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s and Educators’ internal controls.

(f) At the time of the execution of this Agreement, the Agent shall have received from Beard Miller Company LLP a SAS 72 letter in customary form dated such date, in form and substance satisfactory to the Agent.

(g) At the time of the execution of this Agreement, the Agent shall have received from PricewaterhouseCoopers a SAS 72 letter in customary form dated such date, in form and substance satisfactory to the Agent.

(h) At Closing Time, the Agent shall have received from Beard Miller Company LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

(i) At Closing Time, the Agent shall have received from PricewaterhouseCoopers a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

(j) At Closing Time, the Securities shall have been approved for listing on the Nasdaq Stock Market upon notice of issuance.

(k) At Closing Time, the Agent shall have received a letter from Feldman Financial Advisors, Inc., dated as of the Closing Time, confirming its appraisal.

(l) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and the Merger Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Agent and counsel for the Agent.

(m) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which it, in the reasonable judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the Nasdaq Stock Market or the New York Stock Exchange shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said trading markets or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or New York authorities.

(n) At the Closing Time referred to in Section 2, the Domestication shall have been approved by the requisite vote of EHC’s shareholders and EHC shall have completed in all material respects the conditions precedent to the Domestication in accordance with the Domestication Agreement, PA Insurance Law and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Domestication imposed upon the EHC or EHC US by the Department, or any other regulatory authority, other than those which the Department permits to be completed after the Domestication.

SECTION 6. INDEMNIFICATION.

(a) The Company, Educators and EHC, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents as follows:

(i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of: the breach of any representation, warranty or covenant contained in Sections 1 and 3 of this Agreement,

(ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of: the Reorganization or any action taken by the Agent where acting as agent of the Company or Educators or otherwise as described in Section 2 hereof; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Agent seeking indemnification hereunder.

(iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement, the Registration Statements (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectuses (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company or Educators, which consent shall not be unreasonably withheld; and

(v) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the Agent Information.

(b) The Agent agrees to indemnify and hold harmless the Company, Educators and EHC, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall be liable for any loss, liability, claim, damage and expense incurred in connection with the settlement of any action, proceeding or suit which is effected without the consent of the indemnifying party.

(d) The Company, Educators and EHC also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to Educators, EHC or the Company, its security holders or Educators’ or the Company’s creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent in good faith of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent’s bad faith, willful misconduct or gross negligence.

(e) In addition to, and without limiting, the provisions of Section (6)(a)(iv) hereof, in the event that any Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, Educators, EHC, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company, Educators and EHC jointly and severally agree to reimburse the Agent for all reasonable and necessary out-of-pocket expenses incurred by it in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent in an amount to be mutually agreed upon.

SECTION 7. CONTRIBUTION.

In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, Educators, EHC and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, Educators or EHC and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company, Educators and EHC are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company, Educators and EHC on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company, Educators and EHC on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each partner, director, officer, employee and agent of the Agent, and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director, officer, agent and employee of the Company, Educators and EHC, and each person, if any, who controls the Company, Educators or EHC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and Educators. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company or Educators submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities.

SECTION 9. TERMINATION OF AGREEMENT.

(a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statements, any material adverse change in the financial condition, results of operations or business affairs of the Company, Educators or any of the EHC Companies, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the reasonable judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, (iii) or if trading generally on the Nasdaq Stock Market or New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said trading markets or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities, (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Company, Educators or EHC or the prospective market for the Company’s securities which in the Agent’s good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if in the Agent’s good faith opinion, the price for the Securities established by Feldman is not reasonable or equitable under then prevailing market conditions, or (vii) if the Conversion is not consummated within 45 days following the Termination Date (as defined in the Prospectus).

(b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

SECTION 10. NOTICES.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at Keefe, Bruyette & Woods, 787 7th Avenue, 4th Floor, New York, NY 10019, attention of Peter Jachym (with a copy to J. Brett Pritchard, Lord, Bissell & Brook LLP, 115 S. LaSalle Street, Chicago, Illinois 60603); notices to Educators shall be directed to Educators Mutual Life Insurance Company, 202 North Prince Street, Lancaster, Pennsylvania 17603, attention of Robert M. McAlaine (with a copy to David L. Harbough, Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103); notices to EHC shall be directed to Eastern Insurance Holdings, 25 Race Avenue, Lancaster, Pennsylvania 17603, attention of Bruce M. Eckert (with a copy to Jeffrey P. Waldron, Stevens & Lee P.C., 620 Freedom Business Center, Suite 200, P.O. Box 62330, King of Prussia, Pennsylvania 19406).

SECTION 11. PARTIES.

This Agreement shall inure to the benefit of and be binding upon the Agent, the Company and Educators and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company and Educators and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company and Educators and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 12. ENTIRE AGREEMENT; AMENDMENT.

This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for the engagement letter dated March 3, 2005, by and between the Agent and the Company and Educators, relating to the Agent’s providing conversion agent services to the Company and Educators in connection with the Conversion. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

SECTION 13. GOVERNING LAW AND TIME.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern time.

SECTION 14. SEVERABILITY.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 15. HEADINGS.

Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company and Educators in accordance with its terms.

Very truly yours,

EASTERN INSURANCE HOLDINGS, INC.

By:
Title:

EDUCATORS MUTUAL LIFE INSURANCE COMPANY

By:
Title:

EASTERN HOLDING COMPANY, LTD.

By:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

KEEFE, BRUYETTE & WOODS

By:

By:
Title:

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